Exhibit 99.1

M A C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contacts:	Barry Lefkowitz	Ilene Jablonski
	Executive Vice President and Chief Financial Officer	Vice President, Marketing (732) 590-1000
(732) 590-1000

MACK-CALI PRICES $250 MILLION PUBLIC OFFERING OF 5-YEAR SENIOR NOTES

Edison, New Jersey—November 13, 2012—Mack-Cali Realty Corporation (the “Company”) (NYSE: CLI) today announced that its operating partnership, Mack-Cali Realty, L.P. (the “Operating Partnership”), has agreed to sell $250 million of 2.500% senior unsecured notes due 2017 in an underwritten public offering through BofA Merrill Lynch, Citigroup and J.P. Morgan as joint book-running managers. BB&T Capital Markets, BNY Mellon Capital Markets, LLC, Capital One Southcoast, Comerica Securities, Deutsche Bank Securities, Mitsubishi UFJ Securities, PNC Capital Markets LLC, RBS, SunTrust Robinson Humphrey, TD Securities, US Bancorp and Wells Fargo Securities acted as co-managers. The notes were priced at 99.409% of the principal amount to yield 2.625% to maturity. The offering is expected to close on November 20, 2012.

The proceeds from the offering after deducting underwriting discounts and offering expenses will be approximately $246.3 million.  The net proceeds from the offering will be used for general corporate purposes and working capital, which will include the repayment of substantially all outstanding borrowings under the Operating Partnership’s unsecured revolving credit facility and may include purchasing or retiring of some of the Operating Partnership’s outstanding debt securities.

Upon issuance, the notes will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with other existing and future senior unsecured indebtedness of the Operating Partnership.  The offering is being made only by means of an issuer free writing prospectus, a prospectus and related prospectus supplement, copies of which may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, telephone: (800) 831-9146; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department, telephone: (800) 294-1322 or by e-mail at dg.prospectus_requests@baml.com or from J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, attention: Investment Grade Syndicate Desk, or by telephone collect at 212-834-4355.  An effective registration statement and related prospectus is on file with the Securities and Exchange Commission (SEC), and copies of the issuer free writing prospectus and the prospectus supplement, together with the prospectus, also will be available on the SEC’s website at www.sec.gov.  This news release does not constitute an offer to sell or a solicitation of any offer to buy such securities nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Mack-Cali:

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.

Additional Information:

Statements made in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.